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                                                                     Exhibit 12


                                  Abbott Laboratories

                    Computation of Ratio of Earnings to Fixed Charges

                                      (Unaudited)

                           (dollars in millions except ratios)

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                                                                       Nine Months Ended
                                                                       September 30, 2001
                                                                       ------------------
Net Earnings .......................................................            $937
Add (deduct):
  Taxes on earnings ................................................             151
  Minority interest ................................................              13
                                                                       ------------------

Net Earnings as adjusted ...........................................          $1,101
                                                                       ==================


Fixed Charges:
  Interest on long-term and short-term debt ........................             234
  Capitalized interest cost ........................................              14
  Rental expense representative of an interest factor ..............              38
                                                                       ------------------

Total Fixed Charges ................................................             286
                                                                       ------------------

Total adjusted earnings available for payment of fixed charges .....          $1,387
                                                                       ==================

Ratio of earnings to fixed charges .................................             4.8
                                                                       ==================

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NOTE: For the purpose of calculating this ratio, (i) earnings have been calculated by adjusting net earnings for taxes on earnings; interest expense; capitalized interest cost, net of amortization; minority interest; and the portion of rentals representative of the interest factor, (ii) Abbott considers one-third of rental expense to be the amount representing return on capital, and (iii) fixed charges comprise total interest expense, including capitalized interest and such portion of rentals.